                                                                   EXHIBIT 99.8


                                           FOR PUTNAM INTERNAL PURPOSES ONLY --
                                             PLEASE ROUTE TO LOCATION 33 REVPRI



                     401(k) PLAN PARTICIPANT ELECTION FORM
                     -------------------------------------


[Name] _________________________________________________________________________

[Address] ______________________________________________________________________

Number of Rights _______________________________________________________________

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Class A common stock of Revlon, Inc. (the "Company").

     This will instruct Putnam Fiduciary Trust Company, the trustee of the Revlon Employees' Savings, Investment and Profit Sharing Plan (the "Plan"), whether to exercise or, if an adequate trading market for the Rights is maintained, sell rights ("Rights") to purchase shares of the Company's Class A common stock distributed with respect to the shares of the Company's Class A common stock held in the Plan for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the prospectus dated
  , 2003 relating to the Rights Offering.

   Box 1. [ ] Please SELL           RIGHTS and remit the net proceeds to an
             account for the benefit of the undersigned in the Stable Value Fund. (If the undersigned does not currently invest in the Stable Value Fund, the trustee will create such an account for the undersigned.)

   Box 2. [ ] Please EXERCISE RIGHTS to purchase an additional shares of the Company's Class A common stock in the undersigned's Plan account as set forth below.

     The undersigned may elect to sell a portion of the Rights and to exercise a portion of the Rights allocated to him or her; however, the number of Rights for which the undersigned gives instructions for sale and for exercise under the Basic Subscription Privilege should not exceed the number of Rights allocated to the undersigned under the Plan, as set forth on the top of this page. If it does, the undersigned's instructions to sell Rights will be followed first (provided that an adequate trading market for the Rights is maintained).

IF YOU ELECT TO EXERCISE SOME OR ALL OF OUR RIGHTS, PLEASE COMPLETE THE FOLLOWING TABLE TO CALCULATE THE AMOUNT YOU NEED TO HAVE ALLOCATED TO YOUR STABLE VALUE FUND ACCOUNT:

                                         NUMBER OF     SUBSCRIPTION
                                          SHARES          PRICE              TOTALS
                                       ------------- ---------------- ---------------------
Basic Subscription Privilege:                    x                =   $    (Line 1)
Over-Subscription Privilege:                     x                =   $    (Line 2)
Total Amount that the undersigned is                                  $    (Sum of Lines 1
 required to have in his or her                                            and 2)
 Stable Value Fund account to
 satisfy payment of the Subscription
 Price, no later than      ,
 2003

                        _____________________________________

                        _____________________________________
                        Signature(s)
                        Please type or print name(s) below:

Date:         , 2003
                        _____________________________________

                        _____________________________________

                        _____________________________________
                        Social Security No.

                        _____________________________________
                        Daytime telephone number


THIS FORM MUST BE RECEIVED BY THE TRUSTEE, PUTNAM FIDUCIARY TRUST COMPANY, ON
OR BEFORE        , 2003, AT ONE OF THE ADDRESSES OF THE TRUSTEE SET FORTH IN THE
PROSPECTUS.


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